Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Blue Ridge Bankshares, Inc. for the registration of securities, of our report dated March 6, 2020, with respect to the consolidated financial statements of Bay Banks of Virginia, Inc., included in Blue Ridge Bankshares, Inc.’s current report on Form 8-K dated May 10, 2022. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Charlotte, North Carolina

November 7, 2022